UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: December 17, 2007

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2007, we entered into stock purchase agreements with nine institutional investors for the purchase and sale of units consisting of 13,300,000 shares of our common stock and five-year warrants to purchase 6,650,000 shares of our common stock. The units are being sold at $1.60 per unit, for gross proceeds of 21,280,000. The warrants will be exercisable at $2.00 per share. The closing of the transaction is subject to the satisfaction of customary closing conditions, including approval of the listing of the shares on the American Stock Exchange. Canaccord Adams, Inc. and Rodman & Renshaw LLC are serving as placement agents for the private placement.

The net proceeds of the financing will be used for research and product development activities, as well as for general corporate purposes.

A copy of the letter agreement with the placement agents is filed herewith as Exhibit 1.1 and incorporated herein by reference. A copy of the form of stock purchase agreement with each of the investors is filed herewith as Exhibit 10.42 and incorporated herein by reference. A copy of the press release dated December 18, 2007 announcing the transaction is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b) Exhibits

Exhibit No.	Description

1.1	Letter Agreement by and between Titan Pharmaceuticals, Inc., Canaccord Adams, Inc. and Rodman & Renshaw LLC, dated November 28, 2007.

10.42	Form of Stock Purchase Agreement, dated as of December 17, 2007

99.1	Press Release issued December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Marc Rubin
Marc Rubin, Chief Executive Officer

Dated: December 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

1.1	Letter Agreement by and between Titan Pharmaceuticals, Inc., Canaccord Adams, Inc. and Rodman & Renshaw LLC, dated November 28, 2007.

10.42	Form of Stock Purchase Agreement, dated as of December 17, 2007

99.1	Press Release issued December 18, 2007.

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